Exhibit 99.1

NASDAQ: TGE Westlake Securities New Frontiers in Energy Conference 2013 October 7-8, 2013 TGC Industries, Inc.

In addition to historical information, this presentation contains forward-looking statements. These statements relate to future events or our future financial performance. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. The following factors, among others, could cause our actual results and performance to differ materially from the results and performance projected in, or implied by, the forward-looking statements: our history of losses and possibility of further losses; the effect of poor operating results on our company; fluctuations in operating results from period to period; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; dependence upon energy industry spending for seismic data acquisition services; the unpredictable nature of forecasting weather; the potential for contract delay or cancellation; the potential for fluctuations in oil and natural gas prices; the impact of litigation; our ability to raise capital and the availability of capital resources; our ability to fully utilize and retain executives; the impact of federal, state, or local government regulations; labor shortages or increases in labor costs; economic and political conditions generally; and the effect of competition in the seismic data acquisition industry. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in, or implied by, these forward-looking statements, even if new information becomes available in the future. Although the Company believes the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. 2

Leading provider of onshore seismic data acquisition services in the U.S. and Canada Over 45 years of experience in seismic data acquisition Founded in 1967 - Public as TGC Industries since 1986 Eagle Canada (acquired 2009) – Leading provider of seismic data acquisition services to the Canadian energy industry Acquires geophysical data using the most advanced three-dimensional (3-D) survey techniques – with both cable and wireless technology Current capacity: 16 seismic data acquisition crews in U.S. and Canada 9 ARAM systems, 7 Geospace wireless recording systems Total channel count approximately 135,000 (ARAM, Geospace) Field offices strategically located in key customer centers Houston / Midland / Oklahoma City / Calgary Repair and testing facility in Denison, TX Dedicated safety department with safety personnel at each work location 3

 Permitting Acquire land permits for clients Surveying Eight survey crews equipped with the latest Trimble GPS receivers for accurate and dependable field operations Survey crews deploy source and receiver points and complete ground operations We utilize the latest mapping software Vibroseis Projects Complete array of vibroseis vehicles 73 vibration vehicles, from large all terrain buggies to urban-friendly Enviro-Vibe mini-buggies Equipped with advanced electronics Drilling For Shot-Hole Work TGC has its own fleet of rugged, all-terrain shot-hole drill rigs Yields better control of costs, crew availability, equipment quality, crew expertise and productivity All rigs staffed by Tidelands’ employees, with experienced project management and support 4 We maintain complete and continuous quality control systems on all our crews, improving productivity without compromising safety and quality standards. TGC offers a full range of seismic data acquisition services

 Data Acquisition Experienced crews / Crew managers have at least 20 years experience Seismic crews, comprised of 40 to 80 people, deploy geophysical equipment in field Crews are deployed to diverse environments and terrains in locations throughout the U.S. and Canada Sound waves are generated by an energy source, either vibroseis or shot-hole Reflected waves are received by geophones that are connected to channels Geospace wireless recording systems and Aram-Aries seismic cable recording systems Wireless data is acquired and processed in a separate location Aram-Aries data is transmitted via cable to a central location 5 We help customers reduce finding costs and increase exploration and development productivity.

6 Aram-Aries Cable Telemetry System Specifically designed for mega-channel, high-definition 3D data acquisition Suitable for traditional 2D acquisition Adapts to multiple environments Shot memory protection Channels amplify the analog signal, convert it to digital and transmit the data Integrates with wireless GSR and GSX systems to enhance projects with special challenges Geospace GSR, GSX (single and multicomponent) Wireless Recording System Cable-less telemetry recording systems designed for autonomous nodal seismic recording Can operate in areas where cable crews cannot Ideal for use in urban areas where surface access is limited and in environmentally sensitive regions Consistently delivers high-quality data in most any terrain and environment Compact, rugged design provides low visibility and environmentally friendly profile We provide our clients the most modern technologies and proven methods for gathering seismic data.

Independent and major E&P companies, and multi-client data library firms Loyal client base Approximately 76% of revenue derived from repeat customers in 2012 Contract mix, 2012 Turnkey 92% Mix of contracts by energy source, 2012 Vibroseis – 92% Shot-hole – 8% Backlog as of October 1, 2013 approximately $55 million 7

Approximately 53 onshore crews currently working in North America Primary peers / competitors include: Dawson Geophysical / Global Geophysical / CGGVeritas Steady outlook for oil and natural gas prices Demand for higher resolution images drives larger and more complex seismic surveys, requiring higher density and higher channel counts Increased use of wireless recording equipment 8 Considerable market opportunity for seismic data acquisition services on land in North America

Utilize the most advanced equipment available TGC has one of the largest inventories of Geospace wireless data acquisition units in North America TGC has one of the most modern fleets of vibroseis vehicles in the industry Over 45 years of experience in seismic data acquisition Maintain quality and cost control through our state-of-the-art Repair & Testing Facility, providing greater efficiency, higher production rates and better quality of data Canadian operations strengthen diversification and enhance growth prospects Low cost structure Shot-hole assets and heliportable capabilities reduce third party costs and improve margins 9

Investment in the latest technology More than $100 million invested from 2010 to date Growth in wireless data acquisition Over half of TGC’s current channel capacity is wireless Includes multi-component technology Capability for higher channel counts required to meet customer demand for higher resolution, larger jobs Growth opportunities in new markets and geographic regions, including shale plays, oil sands and mining Selective evaluation of new equipment purchases based upon expected market dynamics and demand for services 10

Financials 11

12 $ In thousands 86,770 90,432 151,029 196,317 108,319 94,692

13 $0.32 $0.09 ($0.06) $0.11 $0.50 $0.72 Per share amounts adjusted to reflect the 5% stock dividends paid in 2008, 2009, 2010, 2012, 2013.

14 EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 21. $ In thousands 26,366 19,529 15,491 37,379 52,282 18,338

15 $ In thousands, except EPS and percentages Per share amounts adjusted to reflect the 5% stock dividends paid in 2008, 2009, 2010, 2012, 2013. EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 21. EBITDA Margin is computed by dividing EBITDA by revenues for the period. 2008 2009 2010 2011 2012 Revenues 86,770 90,432 108,319 151,029 196,317 D&A Expense 13,911 14,621 15,344 19,214 25,503 % of Rev 16.0% 16.2% 14.2% 12.7% 13.0% Inc from operations 12,455 4,908 148 18,165 26,779 Diluted EPS 0.32 0.09 (0.06) 0.50 0.72 EBITDA 26,366 19,529 15,491 37,379 52,282 EBITDA Margin 30.4% 21.6% 14.3% 24.7% 26.6%

16 $ In thousands, except EPS and percentages Per share amounts adjusted to reflect the 5% stock dividends paid in 2008, 2009, 2010, 2012, 2013. EBITDA is a non-GAAP financial measure. For a definition of EBITDA and a reconciliation of EBITDA to our net income (loss), see slide 21. EBITDA Margin is computed by dividing EBITDA by revenues for the period. 1H 13 1H 12 Revenues 94,692 97,429 D&A Expense 13,053 11,906 % of Rev 13.8% 12.2% Inc from operations 5,285 17,615 Diluted EPS $0.11 $0.48 EBITDA 18,338 29,520 EBITDA Margin 19.4% 30.3%

17 $ In thousands 6/30/13 12/31/12 12/31/11 Cash, cash equivalents 24,807 8,614 15,746 Short term debt 13,393 12,576 7,139 Long term debt 11,452 16,298 6,956 Shareholders equity 78,538 77,986 63,720 Total liabilities and equity 119,489 142,028 99,881

Leading provider of onshore seismic data acquisition services in the U. S. and Canada Canadian operations enhance diversification and growth prospects Optimization of equipment and crews / utilizing the most advanced equipment available Approximately 135,000 recording channels, including 70,000 wireless Flexibility to respond quickly to changes in demand Long-standing, loyal and diverse customer base Low cost structure / strong financial position Over 45 years experience in the industry Experienced management team with over 100 years combined industry experience 18

Appendix

Wayne A. Whitener - President, CEO, Director, 30+ years experience: Director of the Company since 1984; President since July 1986; CEO since 1999; COO from 1986 to 1998. Director of Supreme Industries, Inc. since 2008 and Director of Chase Packaging Corp. since 2009. Daniel G. Winn- Executive VP, 25+ years experience: Executive VP of the Company since November 2009; formerly VP and Operations Manager. Previously, Operations Supervisor for Halliburton Geophysical. Robert Wood – President Eagle Canada, 25+ years experience: President of Eagle Canada for 28 years. James Brata – VP, CFO, 25+ years experience: Secretary and Treasurer of the Company since March 2009; CFO since October 2008. Previously, Assistant Corporate Controller for Sport Supply Group in 2007; President of South TX Outfitters from July 2002 to December 2006. Holds a B.S. degree in Accounting, a Master of Business Administration degree and is a Certified Public Accountant. 20

EBITDA RECONCILIATION

The following table reconciles our EBITDA to our net income (loss).

$ in thousands

	Twelve Months Ended December 31,					Six Months Ended June 30,	
	2008	2009	2010	2011	2012	2013	2012
Net income	$ 6,898,442	$ 1,879,619	$ (1,222,682)	$ 10,833,215	$ 15,671,879	$ 2,347,443	$ 10,410,139
Depreciation	13,911,124	14,621,237	15,343,804	19,214,069	25,502,597	13,053,384	11,905,511
Interest Expense	929,656	1,020,681	790,417	784,425	1,222,454	628,158	522,638
Income tax expense	4,626,569	2,007,811	579,900	6,547,250	9,885,078	2,308,970	6,681,748
EBITDA	$ 26,365,791	$ 19,529,348	$ 15,491,439	$ 37,378,959	$ 52,282,008	$ 18,337,955	$ 29,520,036

EBITDA is a non-GAAP financial measure. We define EBITDA as net income plus interest expense, income taxes, and depreciation and amortization expense. We use EBITDA as a supplemental financial measure to assess: (i) the financial performance of our assets without regard to financing methods, capital structures, taxes, or historical cost basis; (ii) our liquidity and operating performance over time and in relation to other companies that own similar assets and that we believe calculate EBITDA in a manner similar to us; and (iii) the ability of our assets to generate cash sufficient for us to pay potential interest costs. We also understand that such data is used by investors to assess our performance. However, EBITDA is not a measure of operating income, operating performance, or liquidity presented in accordance with generally accepted accounting principles. When assessing our operating performance or our liquidity, investors should not consider this data in isolation or as a substitute for our net income, cash flow from operating activities, or other cash flow data calculated in accordance with generally accepted accounting principles. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented above may not be comparable to similarly titled measures of other companies. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest expense, income taxes, and depreciation and amortization.

21

Thank you for your interest.